Execution Version

TERMINATION OF VOTING AGREEMENT

This TERMINATION OF VOTING AGREEMENT (the "Termination") is entered into as of August 18, 2014, by and among DOUBLE BLACK DIAMOND OFFSHORE LTD., a Cayman Islands exempted company, BLACK DIAMOND OFFSHORE LTD, a Cayman Islands exempted company, DOUBLE BLACK DIAMOND, L.P., a Delaware limited partnership (collectively, the “Investor”), and SWK HOLDINGS CORPORATION, a Delaware corporation (the “Company” and, together with the Investor, the “Parties” and, each individually, a “Party”).

RECITALS

WHEREAS, the Company and the Investor are party to that certain Voting Agreement dated as of September 6, 2013 (the "Voting Agreement"); and

WHEREAS, the Company and the Investor desire to terminate the Voting Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1.      Termination. Effective immediately, the Voting Agreement shall be terminated and be of no force and effect, and no party thereunder shall have any further obligation or liability pursuant thereto.

      2.      Governing Law; Submission to Process. This Termination shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each Party hereby irrevocably (a) submits itself to the non-exclusive jurisdiction of the state and federal courts sitting in Dallas County, Texas, (b) agrees and consents that service of process may be made upon it in any legal proceeding relating to the Termination by any means allowed under Delaware or federal law, and (c) waives any objection that it may now or hereafter have to the venue of any such proceeding being in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      3.       Counterparts; Fax. This Termination may be separately executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Termination. This Termination may be validly executed and delivered in counterparts exchanged via facsimile, electronic mail in portable document format (.pdf) or other electronic transmission, each of which counterparts shall be deemed originals for all purposes

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Termination to be executed and delivered as of the date first written above.

SWK HOLDINGS CORPORATION

By:	/s/ Brett Pope
Name:	Brett Pope
Title:	Chief Executive Officer

DOUBLE BLACK DIAMOND OFFSHORE LTD.

BLACK DIAMOND OFFSHORE LTD.

DOUBLE BLACK DIAMOND, L.P.

By:	Carlson Capital, L.P., its investment manager

By:	/s/ Christopher W. Haga
Name:	Christopher W. Haga
Title:	Portfolio Manager

Signature page to Termination of Voting Agreement